Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OAO Technology Solutions, Inc. on Form S-8 of our report dated February 9, 2001 appearing in the Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 2000.




/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
McLean, Virginia
July 17, 2001


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